Exhibit 99.1

Akcea Announces Changes to Board of Directors

Dr. Damien McDevitt replaces Dr. Stanley Crooke on Akcea Board of Directors

The change enhances focus on global approval and commercialization of TEGSEDI™ (inotersen)

BOSTON, Mass October 8, 2018 – Akcea Therapeutics, Inc. (NASDAQ: AKCA), an affiliate of Ionis Pharmaceuticals, Inc. today announced that Damien McDevitt, Ph.D. Chief Business Officer of Ionis Pharmaceuticals, is joining the Akcea Board of Directors to replace Ionis Founder, Chairman and CEO Stanley T. Crooke, M.D., Ph.D. who has resigned from Akcea’s Board of Directors.

“We thank Stan for his leadership in founding Akcea and leading it to this key point in our maturation. His impact on Akcea has been immeasurable. Though he is leaving our board, we know he will remain keenly interested in the company’s progress as Ionis is our most important partner and our largest shareholder. We will continue to benefit from his insights as we advance in our mission to bring transformative medicines to patients with unmet medical needs,” said Paula Soteropoulos, CEO of Akcea.

“With the global approval and launch of TEGSEDI™ (inotersen), Akcea is entering a new phase – the one for which the company was created – commercializing drugs. I believe Damien’s business and corporate development expertise and strategic vision will add tremendous value to Akcea and to the board,” said Dr. Crooke.  “I am proud to have founded Akcea and for the progress they have made bringing TEGSEDI to patients globally and advancing the rest of their exciting pipeline of antisense drugs.”

Soteropoulos added, “We’re excited to welcome Damien to the Akcea board at this pivotal time. His deep understanding of the dynamics shaping our business make him an invaluable addition.”

As Ionis’ CBO, Dr. McDevitt is responsible for leading Ionis’ corporate development activities, including business development, competitive intelligence, alliance management investor relations and corporate communications. He joined Ionis in June 2018, after serving as senior vice president of corporate development at ACADIA Pharmaceuticals. Prior to that, Damien spent more than two decades at GSK in a variety of global and strategic business roles where he was instrumental in delivering more than 70 transactions, building experience supporting the commercial business, and he helped drive the strategic expansion of GSK in the US west coast and Asia.

“I am honored to accept this appointment to Akcea’s board and look forward to working closely with Paula, her team and the rest of the board to execute on the company’s strategies for delivering breakthrough therapies to patients around the world who depend on Akcea and Ionis,” said Dr. McDevitt.

Exhibit 99.1

ABOUT AKCEA THERAPEUTICS
Akcea Therapeutics, Inc., an affiliate of Ionis Pharmaceuticals, Inc. (NASDAQ:IONS), is a biopharmaceutical company focused on developing and commercializing drugs to treat patients with serious and rare diseases. Akcea is advancing a mature pipeline of six novel drugs, including TEGSEDI™ (inotersen), WAYLIVRA™ (volanesorsen), AKCEA-APO(a)-LRx, AKCEA-ANGPTL3-LRx, AKCEA-APOCIII-LRx, and AKCEA-TTR-LRx, all with the potential to treat multiple diseases. All six drugs were discovered by and are being co-developed with Ionis, a leader in antisense therapeutics, and are based on Ionis’ proprietary antisense technology. TEGSEDI is approved in the U.S., E.U. and Canada. WAYLIVRA is under regulatory review for the treatment of familial chylomicronemia syndrome, or FCS, and is currently in Phase 3 clinical development for the treatment of people with familial partial lipodystrophy, or FPL. Akcea is building the infrastructure to commercialize its drugs globally. Akcea is a global company headquartered in Boston, Massachusetts. Additional information about Akcea is available at www.akceatx.com.

FORWARD-LOOKING STATEMENT
This press release includes forward-looking statements regarding the business of Akcea Therapeutics, Inc. Any statement describing Akcea’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. Akcea’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Akcea’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Akcea. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Akcea’s programs are described in additional detail in Akcea’s annual report on Form 10-K for the year ended December 31, 2017, and most recent Form 10-Q quarterly filing, which are on file with the SEC. Copies of this and other documents are available from the Company.

In this press release, unless the context requires otherwise, “Ionis,” “Akcea,” “Company,” “Companies,” “we,” “our,” and “us” refers to Ionis Pharmaceuticals and/or Akcea Therapeutics.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc. Akcea Therapeutics™, TEGSEDI™, WAYLIVRA™ are trademarks of Akcea Therapeutics, Inc.

Akcea Media and Investor Contact:
Kathleen Gallagher
Vice President of Communications and Investor Relations
617-207-8509
kgallagher@akceatx.com